                                                                    EXHIBIT 11
                 DECISIONONE HOLDINGS CORP. AND SUBSIDIARIES
                      COMPUTATION OF EARNINGS PER SHARE
                  (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                                                       YEAR ENDED JUNE 30,
                                              ---------------------------------------------------------------------
                                                   1992          1993          1994          1995          1996
                                              ------------- ------------- ------------- ------------- -------------
Primary Income (Loss) Per Share:

Weighted average number of common shares:
 Shares outstanding, beginning of period  ....     262,224     8,877,094     8,877,094     8,920,411     8,935,411
Average number of shares issued in 1992
 Restructuring ...............................     944,095
Average number of shares issued in 1994
 Restructuring ...............................                                  16,140
Average number of shares related to common
 stock equivalents............................                               1,363,521     1,574,979     2,139,160
Average number of shares issued for employee
 stock options and warrants exercised  .......                                                 9,329       180,612
Average number of shares issued ..............                                                             191,200
Average number of shares issued for initial
 public offering .............................                                                           1,411,475
Shares related to SAB 83 .....................   1,066,068     1,066,068     1,066,068     1,066,068     1,066,068
Shares from automatic conversion of
 redeemable preferred stock related to SAB 64   11,271,941    11,271,941    11,271,941    11,271,941    11,271,941
                                              ------------- ------------- ------------- ------------- -------------
  Total weighted average common and common
   equivalent shares outstanding .............  13,544,328    21,215,102    22,594,764    22,842,727    25,195,867
                                              ============= ============= ============= ============= =============
Continuing operations ........................ $      0.11   $     (0.25)  $      0.45   $      1.81   $      0.83
Discontinued operations ......................       (0.47)        (0.25)           --          0.05            --
Extraordinary item ...........................        0.55            --            --            --         (0.08)
                                              ------------- ------------- ------------- ------------- -------------
Net income (loss) per common share ........... $      0.19   $     (0.50)  $      0.45   $      1.86   $      0.75
                                              ============= ============= ============= ============= =============
Fully Diluted Income (Loss) Per Share:

Weighted average number of common shares:
 Shares outstanding, beginning of period  ....     262,224     8,877,094     8,877,094     8,920,411     8,935,411
Average number of shares issued in 1992
 Restructuring ...............................     944,095
Average number of shares issued in 1994
 Restructuring ...............................                                  16,140
Average number of shares related to common
 stock equivalents ...........................                               1,363,521     1,881,553     2,373,254
Average number of shares issued for employee
 stock options and warrants exercised  .......                                                 9,329       180,612
Average number of shares issued ..............                                                             191,200
Average number of shares issued for initial
 public offering .............................                                                           1,411,475
Shares related to SAB 83 .....................   1,066,068     1,066,068     1,066,068     1,066,068     1,066,068
Shares from automatic conversion of
 redeemable preferred stock related to SAB 64   11,271,941    11,271,941    11,271,941    11,271,941    11,271,941
                                              ------------- ------------- ------------- ------------- -------------
  Total weighted average common and common
   equivalent shares outstanding .............  13,544,328    21,215,102    22,594,764    23,149,301    25,429,961
                                              ============= ============= ============= ============= =============
Continuing operations ........................ $      0.11   $     (0.25)  $      0.45   $      1.79   $      0.82
Discontinued operations ......................       (0.47)        (0.25)           --          0.05            --
Extraordinary item ...........................        0.55            --            --            --         (0.08)
                                              ------------- ------------- ------------- ------------- -------------
Net income (loss) per common share ........... $      0.19   $     (0.50)  $      0.45   $      1.84   $      0.74
                                              ============= ============= ============= ============= =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                    (UNAUDITED)
                                              -------------------------------------------------------
                                                      NINE MONTHS                 THREE MONTHS
                                                    ENDED MARCH 31,             ENDED MARCH 31,
                                              --------------------------- ---------------------------
                                                   1996          1997          1996          1997
                                              ------------- ------------- ------------- -------------
Primary Income (Loss) Per Share:

Weighted average number of common shares:
 Shares outstanding, beginning of period  ....   8,935,410    27,340,288     9,522,412    27,721,249
Average number of shares issued in 1992
 Restructuring ...............................
Average number of shares issued in 1994
 Restructuring ...............................
Average number of shares related to common
 stock equivalents............................   2,019,247     2,464,844     1,925,300     2,273,916
Average number of shares issued for employee
 stock options and warrants exercised  .......     121,823       260,956                      66,745
Average number of shares issued ..............     127,235
Average number of shares issued for initial
 public offering .............................
Shares related to SAB 83 .....................     948,074                     749,353
Shares from automatic conversion of
 redeemable preferred stock related to SAB 64   11,271,941                  11,271,941
                                              ------------- ------------- ------------- -------------
  Total weighted average common and common
   equivalent shares outstanding .............  23,423,730    30,066,088    23,469,006    30,061,910
                                              ============= ============= ============= =============
Continuing operations ........................ $      0.46   $      0.66   $      0.25   $      0.32
Discontinued operations ......................          --            --            --            --
Extraordinary item ...........................          --            --            --            --
                                              ------------- ------------- ------------- -------------
Net income (loss) per common share ........... $      0.46   $      0.66   $      0.25   $      0.32
                                              ============= ============= ============= =============
Fully Diluted Income (Loss) Per Share:

Weighted average number of common shares:
 Shares outstanding, beginning of period  ....   8,935,410    27,340,288     9,522,412    27,721,249
Average number of shares issued in 1992
 Restructuring ...............................
Average number of shares issued in 1994
 Restructuring ...............................
Average number of shares related to common
 stock equivalents ...........................   2,078,364     2,356,851     1,983,079     2,188,021
Average number of shares issued for employee
 stock options and warrants exercised  .......     121,823       260,956                      66,745

Average number of shares issued ..............     127,235
Average number of shares issued for initial
 public offering .............................
Shares related to SAB 83 .....................     948,074                     749,353
Shares from automatic conversion of
 redeemable preferred stock related to SAB 64   11,271,941                  11,271,941
                                              ------------- ------------- ------------- -------------
  Total weighted average common and common
   equivalent shares outstanding .............  23,482,847    29,958,095    23,526,785    29,976,015
                                              ============= ============= ============= =============
Continuing operations ........................ $      0.46   $      0.66   $      0.25   $      0.32
Discontinued operations ......................          --            --            --            --
Extraordinary item ...........................          --            --            --            --
                                              ------------- ------------- ------------- -------------
Net income (loss) per common share ........... $      0.46   $      0.66   $      0.25   $      0.32
                                              ============= ============= ============= =============